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EXHIBIT No. 10.03    DISX LOAN CANCELLATION LETTER

May 19, 1999

topjobs.net plc
Innovation House, Daten Park
Birchwood
Warrington, WA3 6UT
United Kingdom

Dear Gentlemen:

  In accordance with the Loan Agreement between topjobs.net plc ("topjobs"- formerly The Corporate Net Limited) and Dynamic Information System & eXchange, Inc., ("DiSX"), topjobs loaned $300,000US to DiSX which was to be fully repaid following topjobs' successful IIPO. Further, in accordance with the Stockholders Agreement between the parties, topjobs agreed to pay DiSX the sum of $500,000US following topjobs' successful IPO.

  Rather than have topjobs transfer $500,000US to DiSX in accordance with the Stockholders Agreement and have DiSX will satisfy the obligations of both parties in the matters described herein.

  Dynamic Information System & eXchange, Inc. ("DiSX:), hereby acknowledges receipt of $200,000US from topjobs and agrees that topjobs has satisfied and completely complied with the terms of Paragraph 11.1.10 (a) of the Stockholders Agreement. Topjobs ackknowledges the satisfaciton and repayment of $300,000US in compliance with the terms and conditions of Paragraph 8 of Loan Agreement between DiSX and topjobs.

  All other rights, obligations and responsibilities of the parties remain as provided in the terms and conditions of the Agreements between the parties.

Very truly yours,

/S/ Eric E. Marchant
Chairman of the Board
Dynamic Information System & eXchange, inc.

Topjobs.net plc

Acknowledged and Agreed,


/S/ [Sic] Signature
Name, Title

cc: Wansbroughs Willey Hargave
    Greenberg Traurig
    Jeff & Jeffs